Exhibit 10.35

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

INVestment AGREEMENT

This Investment Agreement (the “Agreement”) is made and entered into as of December 30, 2025, by and among Inversagen AI LLC, a Delaware limited liability company (the “Company”), and Alliance International Resources Corp., a Nevada corporation (the “Investor”) and BioAtla, Inc., a Delaware corporation (“BioAtla”).

Recitals

A. Effective May 28, 2025 (i) the Company, Inversagen, LLC and GATC Health Corp. (“GATC”) executed and delivered the Limited Liability Company Agreement of the Company, dated as May 28, 2025 (as amended, restated or supplemented from time to time, the “LLC Agreement”), (ii) the Company and Inversagen, LLC executed and delivered that certain Exclusive License Agreement licensing certain technology to the Company, and (iii) the Company and GATC executed and delivered that certain Exclusive License Agreement licensing certain technology to the Company. The Company is authorized to issue Common Units of the Company (the “Common Units”) to the Investor, pursuant to, and, in each case, as defined in and having the rights, privileges and preferences set forth in, the LLC Agreement.

B. At the Closing (as defined below), the Company desires to sell and issue to the Investor, and the Investor desires to subscribe for and purchase from the Company, [***] Common Units on the terms and conditions set forth herein.

C. Immediately following the Closing, BioAtla will sell and issue to the Company 437,500 common units of BA3021 SPV LLC, a Delaware limited liability company (the “BA3021 SPV”), which will possess exclusive rights to BA 3021 pursuant to an Exclusive License Agreement (the “BA3021 Exclusive License Agreement”) to be entered into by and between BioAtla and BA3021 SPV as of the Closing, for an aggregate price of $5 million (such issuance, the “Initial SPV Investment”).

D. On or prior to March 31, 2026 and subject to the receipt of $35 million from the sale of Common Units by the Company (including securities convertible into Common Units), BioAtla will sell and issue to the Company 3,062,500 common units of BA3021 SPV for an aggregate price of $35 million (such issuance, the “Subsequent SPV Investment”).

Agreement

Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally abound, agree as follows:

1.
Closing, Delivery and Payment.
1.1
Sale and Issuance of Units. Subject to the terms and conditions of the Agreement, the Investor covenants and agrees with the Company and BioAtla to purchase at the Closing (as defined below) and the Company covenants and agrees with the Investor to sell and issue to the Investor at the Closing, [***] Common Units at a purchase price of $[***] per unit.

1.2
Closing. On January 30, 2026 or such earlier closing date mutually agreed to in writing by the Company and the Investor (such date, the “Closing”), subject to the terms and conditions hereof, the Company covenants and agrees with the Investor to sell to the Investor and the Investor covenants and agrees with BioAtla to purchase from the Company, [***] Common Units at a purchase price per Common Unit of $[***], for an aggregate purchase price of $5,200,000 (the “Purchase Price”) all as set forth on Exhibit A hereto. The Purchase Price and sale of the Units contemplated by this Section 1(a) shall take place remotely via the exchange of documents and signatures at the Closing. At the Closing, (i) the Investor shall execute and deliver the amendment to the LLC Agreement, and any other agreements contemplated hereby or thereby to which it is a party to effect the transactions contemplated by this Agreement (collectively, the “Transaction Documents”), (ii) the Investor shall pay the Purchase Price to the Company in full, by wire transfer of immediately available funds to such account as is designated by the Company, and (iii) BA3021 SPV and BioAtla shall enter into the BA3021 Exclusive License Agreement. In connection with the Closing, in consideration for the costs and efforts incurred by Investor, the Company shall pay a transaction fee of $[***] to the Investor, which amount shall be netted against the Purchase Price. Immediately following the Closing, each of BioAtla, the Company and the Investor covenants and agrees to consummate the Initial SPV Investment. On or prior to March 31, 2026 and subject to the receipt of $35 million from the sale of Common Units by the Company (including securities convertible into Common Units), each of BioAtla and the Company covenants and agrees to consummate the Subsequent SPV Investment.
2.
Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor as of the date hereof and as of the date of the Closing as follows:
2.1
Organization, Good Standing and Qualification. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all the requisite limited liability company power and authority to (a) own and operate its properties and assets and (b) to carry on its business as presently conducted.
2.2
Requisite Power and Authority. The Company has all necessary power and authority to execute and deliver the Transaction Documents and to carry out their provisions. All action on the Investor’s part required for the lawful execution and delivery of the Transaction Documents has been taken. Upon their execution and delivery, the Transaction Documents will be valid and binding obligations of the Investor, enforceable against the Investor in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights.
3.
Representations and Warranties of Investor. The Investor hereby represents and warrants to the Company and BioAtla as of the date hereof and as of the date of the Closing as follows:
3.1
Requisite Power and Authority. The Investor has all necessary power and authority to execute and deliver the Transaction Documents and to carry out their provisions. All action on the Investor’s part required for the lawful execution and delivery of the Transaction Documents has been taken. Upon their execution and delivery, the Transaction Documents will be valid and binding obligations of the Investor, enforceable against the Investor in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights.
3.2
Investment Representations. The Investor understands that none of the Common Units or any other Company securities (collectively the “Company Securities”) have been registered under the Securities Act of 1933, as amended (the “Securities Act”). Investor also understands that the Company Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Investor’s representations contained in the Agreement.

(a)
Investor Bears Economic Risk. The Investor has substantial experience in evaluating and investing securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Investor must bear the economic risk of this investment indefinitely unless the Company Securities are registered pursuant to the Securities Act, or an exemption from registration is available. The Investor understands that the Company has no present intention of registering any Company Securities. The Investor also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Investor to transfer all or any portion of the Company Securities under the circumstances, in the amounts or at the times the Investor might propose.
(b)
Acquisition for Own Account. The Investor is acquiring the Company Securities for the Investor’s own account for investment only, and not with a view towards their distribution.
(c)
Investor Can Protect Its Interest. The Investor represents that by reason of its, or of its management’s, business or financial experience, the Investor has the capacity to protect its own interests in connection with the transactions contemplated in the Transaction Documents. Further, the Investor is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement. The Investor has not, either directly or indirectly, including through a broker or finder, (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Common Units.
(d)
Accredited Investor; Risks. The Investor represents that it is an “accredited investor” within the meaning of Regulation D under the Securities Act and the Investor has been permitted access to ask for any information relevant and material to the Investor’s investment decision. The Investor recognizes that a purchase of the Company Securities involves, a high degree of risk and acknowledges that no guarantee has been made or can be made with respect to the future value of the Common Units or the future profitability or success of the Company and the Subsidiaries The Investor has had the opportunity to consult with the Investor’s own independent legal, tax, accounting and other advisors with respect to the Investor’s rights, benefits, and obligations under the Agreement and the LLC Agreement and the tax and other economic consequences of the acquisition, receipt or ownership of the Company Securities. The Investor is not relying on the Company or other holder of Company securities or any of their respective employees, agents, representatives or advisors with respect to the legal, tax, economic and related considerations of an investment in the Company and purchase of the Company Securities.
(e)
Company Information. The Investor has had an opportunity to discuss the business, management and financial affairs of the Company with managers, officers and management of the Company. The Investor has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.
(f)
Residence. The office or offices of the Investor in which its investment decision was made is located at the address or addresses of the Investor set forth in Exhibit A hereto.
(g)
No Public Market. The Investor understands that no public market now exists for the Company Securities, and that the Company has made no assurances that a public market will ever exist for the Company Securities.
(h)
Transfer Restrictions. The Investor acknowledges and agrees that the Company Securities are subject to restrictions on transfer and such other terms and conditions in each case as set forth in the LLC Agreement.

(i)
Sufficient Funds. Investor will have access to sufficient funds available to it to enable it to pay the Purchase Price to the Company at Closing.
(j)
Legends. The Investor understands that the Company Securities shall not be certificated at this time.
4.
Miscellaneous.
4.1
Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware in all respects, without giving effect to conflict of law principles thereof. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the State of Delaware. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
4.2
Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Company Securities from time to time (subject to compliance with the terms and conditions in the LLC Agreement).
4.3
Entire Agreement. The Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable for or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. In the event of a conflict between the terms of the LLC Agreement and any other Transaction Document, the terms of the LLC Agreement shall govern and control in all respects.
4.4
Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
4.5
Amendment and Waiver. This Agreement may be amended or modified, and any provision of this Agreement may be waived, only upon the written consent of (a) the Company, (b) the Investor and (c) BioAtla.
4.6
Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under the Transaction Documents, by law, or otherwise afforded to any party, shall be cumulative and not alternative.
4.7
Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given if provided in accordance with this Agreement.

4.8
Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all reasonable and documented fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable and documented fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.
4.9
Titles and Subtitles. The titles and headings of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
4.10
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
4.11
Broker’s Fees. Each party hereto represents and warrants that it neither is nor will be obligated for any finder’s fee or commission in connection with the Transaction Documents, or the transactions contemplated hereby or thereby. The Investor agrees to indemnify and to hold harmless the Company and the Subsidiaries from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its directors, managers, officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date above first written.

COMPANY:

INVERSAGEN AI LLC

By: /s/ Jay M. Short

Name: Jay M. Short

Title: Manager

Address: [***]

INVESTOR:

ALLIANCE INTERNATIONAL RESOURCES CORP.

By: /s/ Jack Riley
Name: Jack Riley

Address: [***]

BIOATLA:

BIOATLA, INC.

By: /s/ Jay M. Short

Name: Jay M. Short

Title: Chief Executive Officer

Address: 11085 Torreyana Road

San Diego, CA 92121

Exhibit A

Closing

Investor Name	Units	Total Purchase Price (1)
Alliance International Resources Corp. [***]	[***]	US$5,200,000

(1) The price per unit shall be $[***].